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EXHIBIT 5

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Annual Report on Form 40-F of our audit reports dated March 29, 2010 on the consolidated financial statements of MI Developments Inc. as at December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal controls over financial reporting of MI Developments Inc. as at December 31, 2009, included as an exhibit in this Annual Report on Form 40-F for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP Ernst & Young LLP Chartered Accountants Licensed Public Accountants

Toronto, Canada,
March 29, 2010

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  EXHIBIT 5
Consent of Independent Registered Public Accounting Firm